UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 18, 2017

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed on August 8, 2017, we, through GAHC4 Central FL Senior Housing Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or the Spring Haven Purchase Agreement, with NIC 5 Spring Haven Owner LLC, NIC 5 Lake Morton Plaza Owner LLC, NIC 5 Renaissance Retirement Owner LLC and NIC 5 Forest Oaks Owner LLC, or Spring Haven sellers, and NIC 5 Spring Haven Leasing LLC, NIC 5 Lake Morton Plaza Leasing LLC, NIC 5 Renaissance Retirement Leasing LLC and NIC 5 Forest Oaks Leasing LLC, or Spring Haven existing operators, for the purchase of certain real property and certain other property relating to the use and operation of the real property in connection with four senior housing facilities located in Lakeland, Sanford, Spring Hill and Winter Haven, Florida, for a contract purchase price of $70,000,000, plus closing costs. In conjunction with the Spring Haven Purchase Agreement, we, through GAHC4 Central FL Senior Housing Portfolio, LLC, entered into a separate purchase and sale agreement, or the Bayside Purchase Agreement, with NIC 4 Bayside Terrace Owner LLC, NIC 4 Balmoral Owner LLC, NIC 4 Bradenton Oaks Owner LLC, NIC4 The Grande Owner LLC and NIC 4 Spring Oaks Owner LLC, or Bayside sellers, and NIC 4 Bayside Terrace Leasing LLC, NIC 4 Balmoral Leasing LLC, NIC 4 Bradenton Oaks Leasing LLC, NIC 4 The Grande Leasing LLC and NIC 4 Spring Oaks Leasing LLC, or Bayside existing operators, for the purchase of certain real property and certain other property relating to the use and operation of the real property in connection with five senior housing facilities located in Bradenton, Brooksville, Lake Placid and Pinellas Park, Florida, or, together with the facilities located in Lakeland, Sanford, Spring Hill and Winter Haven, Florida, Central Florida Senior Housing Portfolio, for a contract purchase price of $47,500,000, plus closing costs, for a total portfolio aggregate contract purchase price of $117,500,000, plus closing costs.

On September 18, 2017, we entered into a first amendment to the Spring Haven Purchase Agreement, or the Spring Haven First Amendment, with Spring Haven sellers and Spring Haven existing operators. The material terms of the Spring Haven First Amendment provide for: (i) a reduction in the contract purchase price to $66,500,000; (ii) an additional deposit in the amount of $875,000 due within three business days after execution of the Spring Haven First Amendment; (iii) an extension of the Inspection Period, as defined in the Spring Haven Purchase Agreement, to 5:00 p.m. pacific time on September 22, 2017; (iv) our agreement to file or cause to be filed all filings, notifications, applications, and/or submissions required in order to initiate the obtaining of the Healthcare Approvals, as defined in the Spring Haven Purchase Agreement, by no later than September 18, 2017, to pay to the State of Florida, Agency for Health Care Administration, or AHCA, a certain sum or sums, as described in the Spring Haven Purchase Agreement, by no later than September 19, 2017, and to provide Spring Haven sellers with certain documentation relating to such payment or payments, pursuant to the terms and conditions in the Spring Haven First Amendment; (v) our obligation to obtain approval from our board of directors to acquire the property and consummate the transaction at closing by 5:00 p.m. pacific time on September 29, 2017; provided, however, that in the event board approval is not obtained by the above deadline, we shall have the right, in our sole and absolute discretion, to terminate the Spring Haven Purchase Agreement upon written notice by 5:00 p.m. pacific time on October 2, 2017, in which case we shall receive a return of the deposit; (vi) the deletion of all references in the Spring Haven Purchase Agreement to the Indemnity Escrow and Indemnity Escrow Agreement, and deletion of Exhibit B to the Spring Haven Purchase Agreement, the form of indemnity escrow agreement, in its entirety; and (vii) an amendment to sections 9.5.6 and 9.5.7 of the Spring Haven Purchase Agreement to reflect that an Indemnified Person, as defined in the Spring Haven Purchase Agreement, may seek recovery under the Guaranty, as defined in the Spring Haven Purchase Agreement, in lieu of seeking recovery for a claim under the Indemnity Escrow, and amendments to Exhibit I to the Spring Haven Purchase Agreement, the form of guaranty, as set forth in the Spring Haven First Amendment.

In addition, on September 18, 2017, we entered into a first amendment to the Bayside Purchase Agreement, or the Bayside First Amendment, with Bayside sellers and Bayside existing operators. The material terms of the Bayside First Amendment provide for: (i) a reduction in the contract purchase price to $43,000,000; (ii) an additional deposit in the amount of $1,125,000 due within three business days after execution of the Bayside First Amendment; (iii) an extension of the Inspection Period, as defined in the Bayside Purchase Agreement, to 5:00 p.m. pacific time on September 22, 2017; provided, however, that the Inspection Period shall expire at 5:00 p.m. pacific time on September 30, 2017 solely with respect to the property located at 725 Desoto Avenue, Brooksville, Florida, pursuant to the terms and conditions set forth in the Bayside First Amendment; (iv) our agreement to file or cause to be filed all filings, notifications, applications, and/or submissions required in order to initiate the obtaining of the Healthcare Approvals, as defined in the Bayside Purchase Agreement, by no later than September 18, 2017, to pay to AHCA a certain sum or sums, as described in the Bayside Purchase Agreement, by no later than September 19, 2017, and to provide Bayside sellers with certain documentation relating to such payment or payments, pursuant to the terms and conditions in the Bayside First Amendment; (v) our obligation to obtain approval from our board of directors to acquire the property and consummate the transaction at closing by 5:00 p.m. pacific time on September 29, 2017; provided, however, that in the event board approval is not obtained by the above deadline, we shall have the right, in our sole and absolute discretion, to terminate the Bayside Purchase Agreement upon written notice by 5:00 p.m. pacific time on October 2, 2017, in which case we shall receive a return of the deposit; (vi) the deletion of all references in the Bayside Purchase Agreement to the Indemnity Escrow and Indemnity Escrow Agreement, and deletion of Exhibit B to the Bayside Purchase Agreement, the form of indemnity escrow agreement, in its entirety; and (vii) an amendment to sections 9.5.6 and 9.5.7 of the Bayside Purchase Agreement to reflect that an Indemnified Person, as defined in the Bayside Purchase Agreement, may seek recovery under the Guaranty, as defined in the Bayside Purchase Agreement, in lieu of seeking recovery for a claim under the Indemnity Escrow, and amendments to Exhibit I to the Bayside Purchase Agreement, the form of guaranty, as set forth in the Bayside First Amendment. No material terms of the Spring Haven Purchase Agreement or Bayside Purchase Agreement were amended by the Spring Haven First Amendment or Bayside First Amendment, other than as set forth above.

Item 8.01 Other Events.

On September 18, 2017, our board of directors authorized a daily distribution to our Class T and Class I stockholders of record as of the close of business on each day of the period commencing on October 1, 2017 and ending on December 31, 2017. The daily distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001643836 per share of our common stock, which is equal to an annualized distribution of $0.60 per share. These distributions will be aggregated and paid in cash or shares of our common stock pursuant to our distribution reinvestment plan monthly in arrears. The distributions declared for each record date in the October 2017, November 2017 and December 2017 periods will be paid in November 2017, December 2017 and January 2018, respectively, only from legally available funds.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
September 22, 2017
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer